UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 20, 2018
Date of Report (Date of earliest event reported)

QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Qualcomm Incorporated (the “Company”) recognizes that the possibility of the termination of an executive officer’s employment, and the uncertainty it creates, may result in the loss or distraction of the executive officer, as well as presenting challenges in recruiting potential executive officers, all to the detriment of the Company and its stockholders. The Committee considers the avoidance of such loss, distraction and challenges to be essential to protecting and enhancing the best interests of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of these executives and the availability of their continued service, to facilitate the Company’s recruiting efforts and to provide severance benefits upon a qualifying termination, as is the case at a majority of the peer companies identified in the Company’s most recent annual proxy statement, on September 20, 2018, the Committee adopted the Qualcomm Incorporated Executive Officer Severance Plan (the “Plan”). The Plan covers the Company’s Chief Executive Officer, President and Executive Vice Presidents in circumstances not covered by the Company’s previously adopted Executive Officer Change in Control Severance Plan.

Pursuant to the Plan, if a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” (in each case, as defined in the Plan) in circumstances not covered under the Company’s Executive Officer Change in Control Severance Plan, then the participant will receive, subject to the participant’s execution and compliance with a separation agreement containing a release and non-disparagement agreement and an Invention Disclosure, Confidentiality and Propriety Rights Agreement: (i) a severance payment of two times, in the case of the Chief Executive Officer, and 1.5 times, in the case of all other participants, the participant’s annual base salary and target bonus; (ii) a pro rata target bonus for the year in which the termination occurs; and (iii) continued payment for the cost of the participant’s premiums for health continuation coverage under COBRA for a period equal to the number of months of severance pay but no longer than the end of the COBRA period.

In addition, for the above stated reasons, the Plan modifies the termination provisions of certain outstanding equity awards. In the event of a qualifying termination under the Plan: (A) in the case of a restricted stock unit award outstanding on the date of adoption of the Plan, a participant will vest in a number of shares equal to (1) the number of restricted stock units under the award multiplied by a fraction, the numerator of which is the number of months from the date of grant through the first anniversary of the date of termination (or the final vesting date of the restricted stock unit, if earlier) and the denominator of which is the full number of months from the date of grant until the final vesting date, minus (2) the number of restricted stock units (if any) that have vested prior to the date of termination; and (B) in the case of a performance stock unit award outstanding on the date of adoption of the Plan, the award will vest pro rata at the end of the performance period based on actual performance through the end of the year in which the termination occurs.

The Company can modify or terminate the Plan at any time, except that no action that has the effect of reducing the rights of any participant under the Plan will be effective during the one-year period following the date on which the action is taken without the written consent of the participant.

Additional terms and conditions are set forth in the Plan, a copy of which is filed with this report as Exhibit 10.1. The foregoing description is subject to, and qualified in its entirety by, the Plan.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Qualcomm Incorporated Executive Officer Severance Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2018	QUALCOMM Incorporated By: /s/ Michelle M. Sterling Name: Michelle M. Sterling Title: Executive Vice President, Human Resources